Exhibit 99.2

Fourth Quarter 2015 Earnings Report

Forward - Looking Statements 2 This presentation contains forward - looking statements within the meaning of Section 21 E of the Securities Exchange Act of 1934 , as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change . Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward - looking statements . Actual results and operations for any future period may vary materially from those projected herein, from past results discussed herein, or from illustrative examples provided herein . Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to : changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate ; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses ; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules ; changes in existing U . S . government - sponsored entities, their current roles or their guarantees or guidelines ; changes to government mortgage modification programs ; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject ; foreclosure delays and changes in foreclosure practices ; certain banking regulations that may limit our business activities ; changes in macroeconomic and U . S . residential real estate market conditions ; difficulties in growing loan production volume ; changes in prevailing interest rates ; increases in loan delinquencies and defaults ; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent lending business and purchased mortgage servicing rights ; availability of required additional capital and liquidity to support business growth ; our obligation to indemnify third - party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment ; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances ; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees ; regulation applicable to our investment management segment ; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities ; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity ; and our rapid growth . You should not place undue reliance on any forward - looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time . The Company undertakes no obligation to publicly update or revise any forward - looking statements or any other information contained herein, and the statements made in this presentation are current as of the date of this presentation only .

Fourth Quarter Highlights 3 ▪ Pretax income of $77.2 million ; diluted earnings per common share of $0.58 – Segment pretax earnings: Production: $50.3 million; Servicing: $27.9 million; Investment Management: $0.7 million – Record pretax income driven by strong earnings contributions from both the Production and Servicing segments despite reduced origination market volumes for the quarter – Reflects disciplined approach to managing interest rate risk across the production pipeline and mortgage servicing rights (MSR) asset ▪ Loan production totaled $11.1 billion in unpaid principal balance (UPB), down 28% from 3Q15, driven by a reduced origination market and a decline in government correspondent funding volumes – Correspondent production was $ 10.0 billion, down 30% from 3Q15 ; consumer direct originations were $1.0 billion, down 1% from 3Q15 – Production segment revenue was $104.5 million, down 23% from record levels in 3Q15 ▪ Servicing portfolio grew to $160.3 billion in UPB, up 4% from September 30, 2015 – Net portfolio growth primarily due to additions from loan production – Pretax servicing operating income was $18.9 million, up 20% from 3Q15 – Servicing segment revenue was $78.2 million which included an $11.7 million increase in MSR value net of hedges and excess servicing spread (ESS) liability ▪ Net assets under management were $1.7 billion, down 1% from September 30, 2015 – Revenue of $6.2 million, down 21% from 3Q15 due to a reduction in carried interest

$0.82 $1.73 $2.17 2012 2013 2014 2015 Strong Earnings and Book Value Growth Expected to Continue Book Value per Share 4 Earnings per Share (1) Represents partial year. PFSI completed its IPO on May 9 th , 2013 (1) N/A $7.27 $8.04 $9.92 $12.40 6/30/13 12/31/13 12/31/14 12/31/15 Growth Drivers in 2016 • Market share growth across production channels, accelerated by the exit or retreat of certain competitors • Continued dedication to risk management and disciplined pricing in a volatile market • Increasing operating margins resulting from larger scale and capturing efficiencies +25% +25%

$32.1 $29.1 $48.4 $0 $10 $20 $30 $40 $50 2013 2014 2015 $78.2 $106.0 $160.3 $0 $60 $120 $180 December 31, 2013 December 31, 2014 December 31, 2015 National leader in production and servicing Continued Growth in PFSI’s Core Mortgage Banking Businesses 5 Production (1) Servicing • 11 th largest in the U.S . (2) • Sixth largest in the U.S . (2) +67% +51% ($ in billions) ($ in billions) (1) Includes correspondent aggregation of conventional loans for which PFSI earns a fulfillment fee from PennyMac Mortgage Investment Trust (PMT) rather than income from holding and securitizing the loans (2) Source: Inside Mortgage Finance

Servicing Segment Profitability Improved in Q415

	4Q15		3Q15	
	$ in thousands	basis points[1]	$ in thousands	basis points[1]
Operating revenue	$ 112,946	28.7	$ 106,173	29.2
Amortization and realization of MSR cash flows	(47,403)	(12.0)	(41,594)	(11.4)
Direct servicing expenses:				
Operating expenses	(42,184)	(10.7)	(40,310)	(11.1)
Realized credit and advance losses	(4,464)	(1.1)	(8,458)	(2.3)
Pretax servicing operating income	**$ 18,895**	**4.8**	**$ 15,811**	**4.3**
Financing expenses:				
Interest on ESS	(7,769)		(8,026)	
Interest to third parties	(3,028)		(2,719)	
Pretax servicing operating income net of financing expenses:	**$ 8,097**		**$ 5,066**	
Changes in FV:				
MSR[2]	$ 45,513		$ (47,926)	
ESS liability	(6,864)		10,271	
Hedging derivatives (losses) gains	(26,976)		30,455	
Non-core servicing expenses:				
Provision for credit losses	(5,378)		(2,364)	
EBO transaction-related expense	(575)		(3,737)	
Non-core servicing revenues	14,108		2,180	
Non-core servicing gain (loss)	$ 19,827		$ (11,122)	
GAAP Pretax Income	**$ 27,925**		**$ (6,056)**	

- Pretax operating income increased to 4.8 bps from 4.3 bps
  - Operating expenses, as a ratio of UPB, declined to 10.7 bps driven by a larger portfolio
  - Realized credit and advance losses decreased from 3Q15
- Fair value gains on MSRs largely offset by performance of ESS and hedges, reflecting our disciplined approach to interest rate risk management
- Non-core revenues reflect gains from the securitization of reperforming loans, which offset higher provisions for credit losses

PennyMac® Financial Services, Inc.

(1) Of average servicing portfolio UPB, annualized
(2) Includes fair value changes and reversal of (provision for) impairment

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Current Market Environment and Outlook 7 (1) Freddie Mac Primary Mortgage Market Survey. 3.81% as of 1/21/2016 (2) National Association Realtors - seasonally adjusted (3) Census Bureau - seasonally adjusted 3.0% 3.5% 4.0% 4.5% 5.0% Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Hundreds Average 30 - year fixed rate mortgage (1) 4.0 4.5 5.0 5.5 6.0 6.5 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 New Home Sales Existing Home Sales Home Sales, Seasonally Adjusted Annual Pace • Concerns about the global economy and falling oil prices have driven significant market volatility, resulting in credit spread widening • Mortgage rates remain low – Increased slightly in 4Q15 – Have fallen after quarter end driven by flight to quality in U.S. Treasuries • FHFA Scorecard for the GSEs reflects their central role in the mortgage market – Calls for increased volume of credit risk transfer • Housing fundamentals poised for continued improvement – Pace of total home sales continues to grow steadily – Increased new construction expected to boost supply • TILA - RESPA Integrated Disclosure (TRID) went into effect in October – Some initial delays and extended closing timelines 3.85% 4.01% (Units in millions) (2) (3) 6.0 5.1

Mortgage Origination Market Outlook for 2016 8 Source: Average of forecasts from the Mortgage Bankers Association (as of 1/20/16), Fannie Mae (as of 1/11/16) and Freddie Ma c ( as of 1/20/16) Total U.S. Single Family Mortgage Originations $875 $966 $761 $486 $1,636 $1,452 2015 Estimate 2016 Forecast Refinance Purchase • Refinance volumes may be stronger than forecast if interest rates remain low • Purchase origination volumes have increased annually for each of the last 4 years – Potential to outperform if housing sales continue to improve ($ in billions)

PFSI Initiatives to Grow Production in 2016

Correspondent Production

- Continuing market share gains driven by new seller relationships
  - Grow sellers from 432 to 500 by year end
- Capturing opportunities as sub-scale, new entrants exit
- Increasing share in conventional conforming as a result of strategies that provide greater revenue opportunity
- Expect limited margin pressures given PFSI's capabilities and right-sizing of other market participants

Consumer Direct Lending

- Infrastructure investments provide greater fulfillment capacity for higher volumes
- Optimize portfolio recapture opportunities
  - Improve from current rate (21% in 4Q15), especially in conventional conforming loans
- Rollout of enhanced mobile and web interface functionality
- Optimize capacity utilization for non-portfolio business by efficiently converting aggregation leads
- Margin impact depends on mortgage rates and recapture / non-portfolio mix

Wholesale Lending

- Comprises 10% of the total mortgage origination market
  - Opportunity to expand production at attractive margin levels
  - Industry-standard tools combined with PennyMac Financial's fulfillment process should result in high-quality loans
- Brokers value lenders with strong technical expertise and customer service
- Goal is to work toward leadership role – top 5 wholesale lenders account for ~30% market share
- Targeting full launch mid-year 2016

PennyMac® Financial Services, Inc.

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- 5.6% - 25.6% - 0.1% - 11.2% - 16.2% 30.2% NSM WAC OCN PHH SGM 2015 through September 30 26.0% - 10.4% - 27.0% - 17.5% - 15.8% 31.0% NSM WAC OCN PHH SGM 2014 PFSI Continues to Deliver Strong Performance in the Mortgage Industry 10 Pre - Tax Return on Equity (1) Our strong performance has been attributable to the considerable investments we have made in our industry - leading capabilities including: • Best - in - class operating platform built organically – not distracted by legacy/regulatory issues • Balanced model with leading production and servicing businesses • Focus on and expertise in risk management, including active management of interest rate risk • Strong governance and compliance culture (1) Calculated by dividing GAAP pre - tax income by average shareholders’ equity for the period, as reported by the company. 2015 figures are annualized. Source: Company filings PFSI PFSI

8.74% 7.89% 0% 2% 4% 6% 8% 10% 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 Trends in PennyMac Financial’s Businesses Correspondent Production (1) Market Share 0.42% 0.47% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 Market Share Consumer Direct Production (1) $1.75 $1.73 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1.56% 1.61% 0.0% 0.3% 0.6% 0.9% 1.2% 1.5% 1.8% 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 Loan Servicing (1) Market Share Investment Management AUM (billions) 11 (1) Source : Inside Mortgage Finance and company estimates. Inside Mortgage Finance estimates total 4Q15 origination market of $385 billion. Correspondent production share estimate is based on PFSI and PMT acquisition volume of $10.0 billion divided by $127 billion for the correspondent market (estimated to be 33% of total origination market). Consumer direct production share is based on PFSI originations of $1.0 billion divided by $219 billion for the retail market (estimated to be 57% of total origination market). Loan servicing mar ket share is based on PFSI’s servicing UPB of $160.2 billion divided by $9.94 trillion in mortgage debt outstanding as of September 30, 20 15.

12 $4.4 $5.1 $8.3 $10.3 $6.6 $2.9 $2.9 $3.6 $4.1 $3.5 $7.5 $9.5 $14.4 $13.6 $10.6 $0 $4 $8 $12 $16 4Q14 1Q15 2Q15 3Q15 4Q15 (UPB in billions) Quarterly Highlights – Correspondent Production (1) For government - insured loans, PFSI earns gain on mortgage loans (2) For conventional loans, PFSI earns a fulfillment fee from PMT rather than income from holding and securitizing the loans (3) Includes locks related to PMT loan acquisitions, including conventional loans for which PFSI earns a fulfillment fee upon loa n f unding Correspondent Volume and Mix Operational Highlights Ŷ Government - insured loans (1) Strategic Initiatives ▪ Ongoing success in growing volume from relationships with small to medium sized lenders – Accounted for $2.5 billion of lock volume in 4Q15 ▪ Correspondent acquisitions by PMT in 4Q15 totaled $10.0 billion, down 30% Q/Q – Primarily driven by a reduced market resulting from higher rates, seasonal factors and, t o a lesser extent, TRID – 65% government - insured loans ; 35% conventional loans ▪ 4Q15 acquisition volumes increased 38% from 4Q14 ▪ January correspondent acquisitions totaled $3.3 billion; locks totaled $2.9 billion ▪ Purchase - money loans were 86% of 4Q15 acquisitions 3Q15 4Q15 Correspondent seller relationships 400 432 Purchase money loans, as a % of total 77% 86% acquisitions 3Q15 4Q15 Government-insured 693 697 Conventional 744 746 Selected Operational Metrics WA FICO Ŷ Total Locks (3) Ŷ Conventional loans for PMT (2)

(UPB in millions ) ▪ Consumer direct production totaled $1.0 billion in 4Q15, down 1% Q/Q – Strong volumes in spite of a reduced origination market – TRID impact delayed some funding timelines ▪ 4Q15 consumer direct volumes increased 51% from 4Q14 ▪ January consumer direct originations totaled $347 million ; locks totaled $586 million – $592 million committed pipeline at January 31, 2016 (1) Quarterly Highlights – Consumer Direct Production Consumer Direct Production Volume Operational Highlights Strategic Initiatives Ŷ Portfolio - sourced fundings Ŷ Non - portfolio fundings Ŷ Committed pipeline (1) (1) C ommitments to purchase or originate mortgage loans at specified terms at period end (2) Includes conforming and jumbo loan originations . ▪ Continued investment in infrastructure to fulfill higher volumes of loans ▪ Optimize portfolio recapture opportunities ▪ Efficiently convert non - portfolio aggregator leads 13 3Q15 4Q15 Government-insured 684 687 Conventional (2) 744 734 WA FICO $682 $897 $1,138 $1,042 $1,028 $585 $713 $504 $550 $691 $0 $200 $400 $600 $800 $1,000 $1,200 4Q14 1Q15 2Q15 3Q15 4Q15

$154.8 $160.3 at 9/30/15 Runoff Additions from loan production MSR acquisitions At 12/31/15 (UPB in billions ) ▪ Servicing portfolio totaled $160.3 billion in UPB at quarter end, up 4% from 3Q15 ▪ Expansion of servicing operations with a third site to open in 2Q16 in Plano, TX ▪ Redesigned PennyMacUSA.com provides a wide variety of information and tools to PennyMac servicing customers – Recent enhancements include responsive design, e - statements, text notifications, increased security Quarterly Highlights – Loan Servicing Loan Servicing Portfolio Composition Operational Highlights Ŷ Prime owned Ŷ Prime subserviced Ŷ Special Net Portfolio Growth ($6.2) $11.1 $0.6 (UPB in billions ) (1) 14 (1) Includes consumer direct production, government correspondent acquisitions, and conventional conforming and jumbo loan acquisitions subserviced for PMT (2) For PMT’s MSR portfolio only (3) Early buyouts of delinquent loans from Ginnie Mae pools during the period Additions From loan p roduction (1) From MSR acquisitions $106 $115 $136 $155 $160 $0 $50 $100 $150 $200 4Q14 1Q15 2Q15 3Q15 4Q15 3Q15 4Q15 Loans serviced (in thousands) 803 814 60+ day delinquency rate 2.9% 2.9% Actual CPR - owned portfolio 15.8% 13.5% Actual CPR - sub-serviced (2) 9.6% 9.2% Completed modifications 1,063 1,063 EBO transactions (in millions) (3) $377 $47 Selected Operational Metrics

$10.4 $10.0 $6.9 $ 7.8 $6.2 $0 $3 $6 $9 $12 $15 4Q14 1Q15 2Q15 3Q15 4Q15 Carried interest & incentive fees Base management fees & other revenue 15 ($ in millions) ▪ Net assets under management were $1.7 billion at December 31, 2015 ▪ PMT’s book value decreased to $20.28 at quarter end versus $20.52 at September 30, 2015 ▪ Nearing completion of PMT’s second GSE risk transfer transaction with Fannie Mae – Invested $107 million to date; investment expected to total $140 million when completed Quarterly Highlights – Investment Management Investment Management Revenues Operational Highlights Strategic Initiatives ▪ Focus on optimizing returns for PMT and the private investment funds ▪ PMT’s recent capital deployment focused on: – MSRs resulting from correspondent acquisitions – GSE risk transfers on PMT’s production – Small balance CRE loans and securitization interests ▪ Investment management revenues were $6.2 million, down 21% from 3Q15 – Carried Interest from the private investment funds decreased to $(0.3) million from $1.5 million in 3Q15 – No incentive fees received in 4Q15 as a result of PMT’s return on equity over the four - quarter period for which incentive fees are calculated

4Q14 37.8$ 11.4$ 2.6$ 51.9$ 1Q15 67.4$ (18.1)$ 3.9$ 53.2$ 2Q15 76.3$ (2.4)$ 1.0$ 74.8$ 3Q15 77.7$ (6.1)$ 2.2$ 73.9$ 4Q15 50.3$ 27.9$ 0.7$ 78.9$ ($ in millions) Production Servicing Investment Management Total Pretax Income Financial Results by Operating Segment 16 Note: Figures may not sum exactly due to rounding

Mortgage Banking – Production Segment Results

Production Segment *Unaudited ($ in thousands)*	Quarter ended December 31, 2015	Quarter ended September 30, 2015
Revenue		
Net gains on mortgage loans held for sale at fair value	$ 65,893	$ 81,005
Loan origination fees	20,969	29,448
Fulfillment fees from PennyMac Mortgage Investment Trust	12,855	17,553
Net interest income	4,356	6,938
Other	438	272
	$ 104,511	$ 135,216
Expenses	$ 54,219	$ 57,477
Pretax income	$ 50,292	$ 77,739

Production Segment Metrics *Unaudited ($ in thousands)*	Quarter ended December 31, 2015	Quarter ended September 30, 2015
Net gains on mortgage loans	$ 65,893	$ 81,005
As % of IRLCs	0.75%	0.72%
Loan origination fees	$ 20,969	29,448
As % of PFSI fundings	0.28%	0.26%
Fulfillment fees from PMT	$ 12,855	$ 17,553
Average fulfillment fee (1)	37 bps	43 bps

- Gains on production for PFSI's own account (net gains on mortgage loans held for sale, loan origination fees, and net interest income) decreased 23% Q/Q
  - Fallout-adjusted margin on consumer direct originations was approximately 257 bps[(2)] in 4Q15 versus 271 bps in 3Q15
  - Loan origination fees decreased 29% Q/Q resulting from a 37% decrease in government correspondent acquisitions
- Fulfillment fee revenue decreased 27% Q/Q
  - Conventional loan acquisitions by PMT decreased 15% Q/Q
  - Weighted average fulfillment fee rate was 37 bps compared to 43 bps in 3Q15, primarily resulting from contractual discretionary reductions in the fulfillment fee in order to facilitate PMT's successful acquisition of certain loan transactions

PennyMac Financial Services, Inc.

(1) Fulfillment fees paid by PMT divided by unpaid principal balance of loans fulfilled for PMT during the quarter
(2) Includes revenues from net gains on mortgage loans held for sale, loan origination fees and net interest income; adjusted for 39% expected fallout of consumer direct lock commitments

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Mortgage Banking – Servicing Segment Results (1) Includes contractually - specified servicing fees (2) See servicing core operating profitability analysis on page 6. 18 Unaudited ($ in thousands) Net loan servicing fees: Loan servicing fees (1) 112,699$ 106,052$ Effect of MSRs: Amortization and realization of cash flows (47,403) (41,594) Change in fair value and provision for impairment of MSRs carried at lower of amortized cost or fair value 45,513 (47,926) Change in fair value of excess servicing spread financing (6,864) 10,271 Hedging (losses) gains (26,976) 30,455 Total amortization, impairment and change in fair value of MSRs (35,730) (48,794) Net loan servicing fees 76,969$ 57,258$ Net Loan Servicing Fees Quarter ended December 31 , 2015 Quarter ended September 30 , 2015 Revenue Net loan servicing fees 76,969$ 57,258$ Net interest expense (11,847) (12,889) Net gains on mortgage loans held for sale at fair value 12,843 1,641 Other 247 121 78,212 46,131 Expenses 50,287 52,187 Pretax income 27,925$ (6,056)$ Servicing Segment Unaudited ($ in thousands) Quarter ended September 30 , 2015 Quarter ended June 30 , 2015 Quarter ended December 31 , 2015 Quarter ended September 30 , 2015 ▪ Servicing segment revenue increased 70% Q/Q, primarily driven by a $11.7 million fair value gain in the MSR carrying value net of losses from hedges and ESS liability fair value – MSR valuation gains resulted from modestly higher interest rates and a reduction in expectations for prepayments – Higher gains on mortgage loans held for sale from securitization of reperforming loans – Loan servicing fees increased 6% Q/Q ▪ Servicing segment expenses decreased 4% Q/Q (2) – Lower credit and advance losses – Partially offset by a modest increase in direct operating expenses driven by a larger portfolio

Mortgage Servicing Rights (MSR) Asset Valuation 19 ▪ PFSI carries most of its originated MSRs at the lower of amortized cost or fair value (“LOCOM”) – MSRs where the note rate on the underlying loan is equal to or less than 4.5% ▪ Purchased MSRs subject to ESS are carried at fair value and the ESS is also carried at fair value ▪ The fair value of MSRs carried at LOCOM was $14.7 million in excess of the carrying value at December 31, 2015 Note: Figures may not sum exactly due to rounding UPB $56,420 $2,792 $51,390 Weighted average coupon 3.83% 4.65% 4.10% Prepayment speed assumption (CPR) 9.5% 14.4% 9.5% Weighted average servicing fee rate 0.32% 0.30% 0.32% Fair value of MSR $766.3 $29.6 $630.6 As a multiple of servicing fee 4.22 3.53 3.81 Carrying value of MSR $751.7 $29.6 $630.6 Related excess servicing spread liability - - $412.4 Fair value in excess of carrying value $14.7 December 31, 2015 Unaudited ($ in millions) Lower of amortized cost or fair value Fair value not subject to excess servicing spread Fair value subject to excess servicing spread

Investment Management Segment Results 20 ▪ Segment revenue decreased 21% Q/Q to $6.2 million ▪ Negative carried interest accrued for the quarter reflects adjustments to the cumulative amount due to PFSI assuming payment at 12/31/15; carried interest receivable from the funds totaled $69.9 million at 12/31/15 Management fees: From PennyMac Mortgage Investment Trust 5,670$ 5,742$ From Investment Funds 659 714 6,329 6,456 Carried Interest from Investment Funds (270) 1,483 Other 91 (141) 6,150 7,798 5,494 5,618 Pretax income 656$ 2,180$ Revenue Expenses Unaudited ($ in thousands) Quarter ended December Quarter ended September 30 , 2015 Quarter ended December 31 , 2015

Appendix

Overview of PennyMac Financial’s Businesses • Complex and highly regulated mortgage industry requires effective governance, compliance, and operating systems • PFSI’s platform has been developed organically and is highly scalable • Commitment to strong corporate governance, compliance, and risk management since inception • PFSI is well positioned for continued growth in this market and regulatory environment Loan Production Loan Servicing Investment Management • Servicing for owned MSRs and subservicing for Advised Entities • Major loan servicer for Fannie Mae, Freddie Mac and Ginnie Mae • Industry - leading capabilities in special servicing • Organic growth results from loan production, supplemented by MSR acquisitions and PMT investment activity • Serve as external manager for investment vehicles focused on investing in mortgage - related assets: – Distressed whole loans – MSRs and ESS – Prime non - Agency loans – MBS and ABS – GSE risk transfers – Commercial real estate loans and securitization interests • Synergistic partnership with PMT • Correspondent aggregation of newly originated loans from third - party sellers – PFSI earns gains on government - insured loans – Fulfillment fees for PMT’s conventional and jumbo loans • Consumer - direct origination of conventional, government - insured and jumb o loans • Small balance commercial mortgage originations 22

PFSI Has Developed in a Sustainable Manner for Long-Term Growth

- Disciplined growth to address the demands of the GSEs, Agencies, regulators and our financing partners
  - Since inception, PennyMac has focused on building and testing processes and systems before adding significant transaction volumes
- Highly experienced management team has created a robust corporate governance system centered on compliance, risk management and quality control

2015
- Launched Commercial Real Estate Finance (PCREF)

2014
- Continued organic growth
- Servicing UPB reaches $100 bn

2013
- PFSI completed initial public offering
- Expanded infrastructure in Fort Worth, TX

2012
- Expanded infrastructure in Tampa, FL
- Became largest non-bank correspondent aggregator

2011
- Expanded infrastructure with flagship operations facility in Moorpark, CA
- Correspondent leadership team expands

2010
- Added servicing leadership for prime portfolio and to drive scalable growth
- Correspondent system launches

2009
- Correspondent group established with a focus on operations development and process design

2008
- Operations launched
- De novo build of legacy-free mortgage servicer

	2008	2009	2010	2011	2012	2013	2014	2015
Employees at year end	72	128	230	435	1,008	1,373	1,816	2,523

PennyMac®
Financial Services, Inc.

23

24 PennyMac Financial Is in a Unique Position Among Mortgage Specialists Industry - leading platform built organically – not through acquisitions • Not distracted by legacy/regulatory issues • Disciplined, sustainable growth for more than 7 years • Focused on building and testing processes and systems before large transaction volumes Distinctive expertise and full range of capabilities across mortgage banking and investment management  Loan production , e.g., loan fulfillment systems and operations, correspondent counterparty review and management  Credit , e.g., loan program development, underwriting and quality control  Capital markets , e.g., pooling and securitization, hedging/interest rate risk management  Servicing , e.g., customer service, default management, investor accounting  Corporate functions , e.g., enterprise risk management, internal audit, treasury, finance and accounting, legal, IT infrastructure and development • Over 2,500 employees • Highly experienced management team – 60 senior - most executives have on average 25 years of relevant industry experience Strong governance and compliance culture • Led by distinguished board which includes seven independent Directors • Robust management governance structure with 10 committees that oversee key risks and controls • External oversight by regulators, business partners and other third parties Desired structure in place to compete effectively as a non - bank • Synergistic partnership with PMT, a leading residential mortgage REIT and long - term investment vehicle • Provides access to efficient capital and reduces balance sheet constraints on growth

Opportunity for PFSI and PMT in MSR Acquisitions 25 Why Are MSR Sales Occurring? How Do MSRs Come to Market? • Large servicers may sell MSRs due to continuing operational pressures, higher regulatory capital requirements for banks (treatment under Basel III) and a re - focus on core customers/businesses • Independent mortgage banks sell MSRs from time to time due to a need for capital • Intermittent large bulk portfolio sales ($10+ billion in UPB) – Require considerable coordination with selling institutions and Agencies • Mini - bulk sales (typically $500 million to $5 billion in UPB) • Flow/co - issue MSR transactions (monthly commitments, typically $20 - 100 million in UPB) – Alternative delivery method typically from larger independent originators Which MSR Transactions Are Attractive? • GSE and Ginnie Mae servicing in which PFSI has distinctive expertise • MSRs sold and operational servicing transferred to PFSI (not subserviced by a third party) • Measurable rep and warranty liability for PFSI PFSI is uniquely positioned to be a successful acquirer of MSRs • Proven track record of complex MSR and distressed loan transfers • Operational platform that addresses the demands of the Agencies, regulators, and financing partners • Physical capacity in place to service over $200 billion in UPB • Co - investment opportunity for PMT in the excess servicing spread

PFSI's Mortgage Servicing Rights Investments in Partnership with PMT

- PMT co-invests in Agency MSRs acquired from third-party sellers by PFSI
- PMT acquires the right to receive the excess servicing spread cash flows over the life of the underlying loans
- PFSI owns the MSRs, and services the loans



Acquired by PFSI from Third-Party Seller[1]
MSR Asset (e.g., 25bp servicing fee)
Acquired by PMT from PFSI[1]
Excess Servicing Spread (e.g., 12.5bp)
Base MSR (e.g., 12.5bp)

Example transaction: actual transaction details may vary materially

Excess Servicing Spread[2]

- Interest income from a portion of the contractual servicing fee
  - Realized yield dependent on prepayment speeds and recapture

Base MSR

- Income from a portion of the contractual servicing fee
- Also entitled to ancillary income
- Bears expenses of performing loan servicing activities
- Required to advance certain payments largely for delinquent loans

[1] The contractual servicer and MSR owner is PennyMac Loan Services, LLC, an indirect subsidiary of PennyMac Financial Services, Inc.
[2] Subject and subordinate to Agency rights (under the related servicer or issuer guide) and, as applicable, to PFSI's pledge of MSRs under a note payable; does not change the contractual servicing fee paid by the Agency to the servicer.

PennyMac® Financial Services, Inc.

26

Acquisitions, Originations, and Locks by Product 27 Note: Figures may not sum exactly due to rounding Unaudited ($ in millions) Correspondent Acquisitions Conventional 2,772$ 2,831$ 3,553$ 4,055$ 3,460$ Government 4,389 5,106 8,316 10,348 6,558 Jumbo 116 59 26 19 12 Total 7,276$ 7,996$ 11,895$ 14,421$ 10,030$ Correspondent Locks Conventional 2,844$ 3,433$ 4,404$ 4,085$ 3,630$ Government 4,473 6,010 9,936 9,483 7,001 Jumbo 172 70 41 32 14 Total 7,489$ 9,512$ 14,381$ 13,599$ 10,645$ Consumer Direct Originations Conventional 232$ 274$ 256$ 163$ 195$ Government 444 620 880 877 832 Jumbo 7 3 2 1 1 Total 682$ 897$ 1,138$ 1,042$ 1,028$ Consumer Direct Locks Conventional 621$ 630$ 348$ 390$ 404$ Government 800 1,147 1,300 1,363 1,406 Jumbo 14 7 5 2 2 Total 1,435$ 1,784$ 1,652$ 1,755$ 1,811$ Total acquisitions/originations 7,958$ 8,893$ 13,033$ 15,464$ 11,058$ Total locks 8,924$ 11,296$ 16,034$ 15,354$ 12,456$ UPB of loans fulfilled for PMT 3,472$ 4,073$ 3,579$ 2,890$ 2,887$ 4Q14 1Q15 2Q15 3Q15 4Q15